Exhibit (m)(2): Calculations of Illustrations for Succession Select 2008 Revisions
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $62,453.70 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$50,608.52
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,178.24
- Mortality & Expense Charge****	$577.97
+ Hypothetical Rate of Return*****	$(648.61)

=	$62,454	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$28.15
2	$28.16
3	$28.17
4	$28.17
5	$28.18
6	$28.18
7	$28.19
8	$28.20
9	$28.20
10	$28.21
11	$28.21
12	$28.22

Total	$338.24

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(54.99)
2	$(54.82)
3	$(54.65)
4	$(54.48)
5	$(54.30)
6	$(54.13)
7	$(53.96)
8	$(53.79)
9	$(53.62)
10	$(53.45)

Month	Interest
11	$(53.29)
12	$(53.12)

Total	$(648.61)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$62,453.70
- Year 5 Surrender Charge	$18,694.05

=	$43,760	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $74,933.75 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$58,892.63
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,174.55
- Mortality & Expense Charge****	$652.59
+ Hypothetical Rate of Return*****	$3,618.26

=	$74,934	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$27.90
2	$27.90
3	$27.90

Month	COI
4	$27.89
5	$27.89
6	$27.88
7	$27.88
8	$27.87
9	$27.87
10	$27.86
11	$27.86
12	$27.85

Total	$334.55

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$298.19
2	$298.79
3	$299.39
4	$300.00
5	$300.60
6	$301.21
7	$301.81
8	$302.42
9	$303.04
10	$303.65
11	$304.27
12	$304.89

Total	$3,618.26
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$74,933.75
- Year 5 Surrender Charge	$18,694.05

=	$56,240	(rounded to the nearest dollar)

III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $89,558.98 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$68,221.02
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,170.32
- Mortality & Expense Charge****	$736.62
+ Hypothetical Rate of Return*****	$8,994.90

=	$89,559	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$27.62
2	$27.61
3	$27.59
4	$27.57
5	$27.55
6	$27.54
7	$27.52
8	$27.50
9	$27.48
10	$27.46
11	$27.45
12	$27.43

Total	$330.32

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$721.61
2	$726.56
3	$731.55
4	$736.58
5	$741.65
6	$746.76
7	$751.91
8	$757.10
9	$762.34
10	$767.62
11	$772.94
12	$778.30

Total	$8,994.90
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$89,558.98
- Year 5 Surrender Charge	$18,694.05

=	$70,865	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $61,170.47 = $1,000,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$49,608.02
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,483.25
- Mortality & Expense Charge****	$567.47
+ Hypothetical Rate of Return*****	$(636.83)

=	$61,170	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.56
2	$33.57
3	$33.58
4	$33.58
5	$33.59
6	$33.60
7	$33.61
8	$33.62
9	$33.62
10	$33.63
11	$33.64
12	$33.65

Total	$403.25

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(54.12)
2	$(53.93)
3	$(53.74)
4	$(53.54)
5	$(53.35)
6	$(53.16)
7	$(52.97)
8	$(52.78)
9	$(52.59)
10	$(52.40)
11	$(52.21)
12	$(52.02)

Total	$(636.83)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$61,170.47
- Year 5 Surrender Charge	$18,694.05

=	$42,476	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $73,450.75 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$57,766.74
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,478.91
- Mortality & Expense Charge****	$640.98
+ Hypothetical Rate of Return*****	$3,553.90

=	$73,451	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$33.27
2	$33.26
3	$33.26
4	$33.25
5	$33.25
6	$33.24
7	$33.24
8	$33.24
9	$33.23
10	$33.23
11	$33.22
12	$33.22

Total	$398.91

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$293.50
2	$293.97
3	$294.45
4	$294.94
5	$295.42
6	$295.91
7	$296.39
8	$296.88
9	$297.37
10	$297.86
11	$298.36
12	$298.85

Total	$3,553.90

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$73,450.75
- Year 5 Surrender Charge	$18,694.05

=	$54,757	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Preferred NonSmoker, Face: $1,000,000, Premium: $15,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,000,000 or 134% x $87,847.54 = $1,000,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$66,957.09
+ Annual Premium*	$15,000.00
- Premium Expense Charge**	$750.00
- Monthly Deduction***	$1,473.95
- Mortality & Expense Charge****	$723.78
+ Hypothetical Rate of Return*****	$8,838.18

=	$87,848	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$32.93
2	$32.92
3	$32.90
4	$32.88
5	$32.86

Month	COI
6	$32.84
7	$32.82
8	$32.80
9	$32.78
10	$32.76
11	$32.74
12	$32.72

Total	$393.95

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.01%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$710.32
2	$714.95
3	$719.63
4	$724.34
5	$729.09
6	$733.88
7	$738.70
8	$743.57
9	$748.47
10	$753.42
11	$758.40
12	$763.43

Total	$8,838.18
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$87,847.54
- Year 5 Surrender Charge	$18,694.05

=	$69,153	(rounded to the nearest dollar)